EXHIBIT 99.3

Extract of Danske Bank A/S List of Authorized Signatories

Tegningsregler

Ifalge bankens vedtægter tegnes banken af

●	den samlede bestyrelse

●	bestyrelsens formand og en næstformand i forening eller en af disse i forbindelse med ét medlem af direktionen

●	to medlemmer af direktionen i forening.

Banken forpligtes ved underskrift af ét medlem af direktionen i forening med en fuldmægtig eller af to fuldmeegtige i forening.

Bankens revisionsafdeling

Bestyrelsen har givet de nævnte personer bemyndigelse til - to i forening - at tegne revisionsafdelingen i alle forhold, herunder til at underskrive depotfortegnelser, saldomeddelelser, anerkendelse af alle bankens konti og korrespondance om reklamationer og undersøgelser i forbindelse hermed.

Alle tidligere fortegnelser over bankens autoriserede underskrifter er hermed bortfaldet.

København, juli 2012

Danske Bank

På bestyrelsens vegne

/s/ Ole Andersen	/s/ Niels B. Christiansen
Ole Andersen	Niels B. Christiansen
Formand	Næstformand

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Fuldmægtige

Direktionen har givet fuldmagt til de nævnte personer i Danske Bank til - to i forening - at tegne banken i alle forhold.

Danske Leasing og Nordania Leasing

Direktionen har givet fuldmagt til de naevnte personer i Danske Leasing og Nordania Leasing og meddelt, at Danske Leasing respektive Nordania Leasing i alle forhold tegnes af to af de nævnte personer.

Faksimileunderskrifter

Direktionen har meddelt, at de viste faksimileunderskrifter - to i forening - kan bruges ved udstedelse af garantier.

Underskrifter med computerprogrammet Scritura

Direktionen har meddelt, at de viste elektronisk scannede underskrifter i computerprogrammet Scritura kan bruges til at bekræfte derivattransaktioner.

Specialfuldmagter for Danske Leasing og Nordania Leasing

Tinglysning

Bankens direktion har bemyndiget de nævnte personer til - to i forening - at kvittere for slettelse i tingbogen, person-bogen og bilbogen samt foretage registering og sletning i skibsregistre og luftfartsregistre og til at underskrive transport-, relaksations- eller moderationspåtegning på alle skylddokumenter, der er udstedt til eller forsynet med fuldmagt til Danske Leasing eller Nordania Leasing. Hvis tinglysningen foregår digitalt via Tinglysningsretten i Hobro, har bankens direktion bemyndiget et antal medarbejdere, som ikke fremgår af denne underskriftsfortegnelse, til at foretage tinglysningsmæssige ekspeditioner, herunder signere dokumenter digitalt på vegne af Danske Leasing og Nordania Leasing, i henholdsvis tingbogen, personbogen og bilbogen. De nærmere regler for certifikattyper - og hvilke medarbejdere, der har hvilke rettigheder - fremgår af, og vedligeholdes i, administrationsdatabasen på www.tinglysning.dk, og Tinglysningsretten påser ved anmeldelse af dokumenter i de 3 bøger, at de gældende tegnings-regler for digitale tinglysningsekspeditioner er overholdt.

Specialfuldmagter for bankens indenlandske afdelinger

Check

Bankens direktion har bemyndiget de naevnte personer til - to i forening eller hverfor sigi forening med en af de nævnte fuldmægtige - at underskrive check, der er udstedt af banken.

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Tinglysning

Bankens direktion har bemyndiget de nævnte personer til - to i forening - at kvittere for slettelse i tingbogen, personbogen, bilbogen og andelsboligbogen samt foretage registering og sletning i skibsregistre og luftfartsregistre og til at underskrive transport-, relaksations- eller moderationspåtegning på alle skylddokumenter, der er udstedt til eller forsynet med fuldmagt til Danske Bank. Hvis tinglysningen foregår digitalt via Tinglysnings retten i Hobro, har bankens direktion bemyndiget et antal medarbejdere, som ikke fremgår af denne underskriftsfortegnelse, til at foretage tinglysningsmæssige ekspeditioner, herunder signere dokumenter digitalt på vegne af banken, i henholdsvis tingbogen, personbogen, bilbogen og andelsboligbogen. De nærmere regler for certifikattyper - og hvilke medarbejdere, der har hvilke rettigheder - fremgår af, og vedligeholdes i, administrationsdatabasen på www.tinglysning.dk, og Tinglysningsretten påser ved anmeldelse af dokumenter i de 4 boger, at de gældende tegningsregler for digitale tinglysningsekspeditioner er overholdt.

Bankens udenlandske afdelinger

Direktionen har givet fuldmagt til de nævnte personer i den pågældende udenlandske afdeling og meddelt, at afdelingen i alle forhold tegnes af to af de nævnte personer, hvoraf den ene skal være markeret med 1).

Alle tidligere fortegnelser over fuldmagter og specialfuldmagter for afdelinger er hermed bortfaldet.

Kebenhavn.juli 2012

Danske Bank

/s/ Eivind Kolding		/s/ Tonny Thierry Andersen
Eivind Kolding	Pa direktionens vegne	Tonny Thierry Andersen

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Provisions regulating the power to bind Danske Bank

According to the Articles of Association, the bank is bound by:

●	the joint signatures of the Board of Directors

●	the joint signatures of the Chairman and a vice chairman of the Board of Directors, or the signature of one of these in conjunction with the signature of a member of the Executive Board

●	the joint signatures of two members of the Executive Board.

The bank is bound by the signature of one member of the Executive Board in conjunction with the signature of one officer holding power of attorney, or by the joint signatures of two of these.

The bank’s Audit Department

The Board of Directors has granted the listed officers power of attorney to sign - two in conjunction - for the Audit Department in all matters, including the signing of custody statements, balance statements, recognition of all the bank’s accounts, and correspondence about complaints and investigations in relation hereto.

All previous lists of the bank’s authorised signatures are hereby revoked.

Copenhagen, July 2012

Danske Bank

On behalf of the Board of Directors

/s/ Ole Andersen	/s/ Niels B. Christiansen
Ole Andersen	Niels B. Christiansen
Chairman	Vice Chairman

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Holders of power of attorney

The bank’s Executive Board has granted the listed officers of Danske Bank power of attorney to bind the Bank in all matters by any two of their signatures in conjunction.

Danske Leasing and Nordania Leasing

The bank’s Executive Board has granted the listed officers of Danske Leasing and Nordania Leasing power of attorney to bind Danske Leasing respectively Nordania Leasing in all matters by any two of their signatures in conjunction.

Facsimile signatures

The bank’s Executive Board has authorised the use of the facsimile signatures listed - two in conjunction - for issuing of guarantees.

Scritura signatures

The bank’s Executive Board has authorised the use of the electronically scanned Scritura signatures listed for confirmation of derivatives transactions.

Special powers of attorney for Danske Leasing and Nordania Leasing

Registration of property

Danske Bank’s Executive Board has granted the listed officers power of attorney to endorse documents - two in conjunction - for cancellation from the land register, register of persons and register of motor vehicles, to carry out registration in and cancellation from shipping and aviation registers and to sign endorsements of assignment, release or modification of all instruments of debts issued to, or including a power of attorney to, Danske Leasing or Nordania Leasing. Danske Bank’s Executive Board has authorised a number of employees not included in this list of authorised signatories to process digital registrations, including to sign documents digitally, on behalf of Danske Leasing and Nordania Leasing in the land register, register of persons and register of motor vehicles through the registration authority at Hobro. The detailed rules regarding types of certificates - and the authorities held by specific employees - appear and are updated in the administration database at www.tinglysning.dk, and the registration authority checks that the signing authorities for digital registrations are complied with when documents are submitted for registration in the three registers.

Special powers of attorney for Danske Bank’s Danish branches

Cheques

The Bank’s Executive Board has granted the listed officers power of attorney to sign - two in conjunction - cheques issued by the Bank.

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Registration of property

Danske Bank’s Executive Board has granted the listed officers power of attorney to endorse documents - two in conjunction - for cancellation from the land register, register of persons, register of motor vehicles and register of cooperative housing units, to carry out registration in and cancellation from shipping and aviation registers and to sign endorsements of assignment, release or modification of all instruments of debts issued to, or including a power of attorney to, Danske Bank. Danske Bank’s Executive Board has authorised a number of employees not included in this list of authorised signatories to process digital registrations, including to sign documents digitally, on behalf of Danske Bank in the land register, register of persons, register of motor vehicles and register of cooperative housing units through the registration authority at Hobro. The detailed rules regarding types of certificates - and the authorities held by specific employees - appear and are updated in the administration database at www.tinglysning.dk, and the registration authority checks that the signing authorities for digital registrations are complied with when documents are submitted for registration in the four registers.

The bank’s branches abroad

The bank’s Executive Board has granted the listed officers of the relevant branch abroad power of attorney to bind the branch in all matters by any two of their signatures in conjunction, provided that one of the signatures is a category 1] signature.

All previous lists of the bank’s powers of attorney and special powers of attorney for branches are hereby revoked.

Copenhagen, July 2012

/s/ Eivind Kolding		/s/ Jonny Thierry Andersen
Eivind Kolding	Danske Bank	Jonny Thierry Andersen

On behalf of the Executive Board

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Fuldmægtige

Holders of power of attorney

Direktionen har givet fuldmagt til at nævnte personer i Danske Bank til - to i forening - at tegne banken i alle forhold.

The bank’s Executive Board has granted the listed officers power of attorney to bind the bank in all matters by any two of their signatures in conjunction.

. . . .

Bang-Hansen, Niels

/s/ Niels Bang-Hansen

. . . .

Christensen, Christian Roed

/s/ Christian Roed Christensen

. . . .

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